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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  iParty Corp.
                                  ------------
             (Exact name of registrant as specified in its charter)

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                 Delaware                              13-4012236
          (State of incorporation                   (I.R.S. Employer
              or organization)                     Identification No.)
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      41 East 11th Street, 11th Floor
               New York, New York                        10003
  (Address of principal executive offices)             (Zip Code)
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         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
[ X ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                    Name of each Exchange on Which
           to be so registered                    Each Class is to be Registered
           -------------------                    ------------------------------
Common Stock, par value $.001 per share           The American Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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Item 1.  Description of Registrant's Securities to be Registered

         The Information contained under the caption "Common Stock" on page 16 of Amendment No. 3 to the Registrant's Registration Statement on Form 10-SB, as filed with the Commission on December 10, 1999 (File No. 0-25507), is incorporated by reference in response to this item.

Item 2.  Exhibits


Exhibit No.       Description

         1 Registrant hereby incorporates by reference the description of Registrant's common stock on page 16 of Amendment No. 3 to Registrant's Form 10-SB (File No. 0-25507), as filed with the Commission on December 10, 1999.

         2 Registrant hereby incorporates by reference the Restated Certificate of Incorporation of WSI Acquisition Corp. and the Certificate of Merger iParty Corp. into WSI Acquisition Corp., filed as Exhibit 3.1 to the Registrant's Form 10-SB (File No. 0-25507) as filed with the Commission on March 8, 1999.

         3 Registrant hereby incorporates by reference the By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Form 10-SB (File No. 0-25507) as filed with the Commission on March 8, 1999.

         4        Specimen of Common Stock of the Registrant.


                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 11, 2000

                                      IPARTY CORP.


                                      By:   /s/     Sal V. Perisano
                                            -----------------------
                                            Name: Sal V. Perisano
                                            Title:    CEO



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NUMBER                                                                    SHARES
IPC

                                  iPARTY CORP.

                                  COMMON STOCK

                                                           CUSIP 46261R 10 7
INCORPORATED UNDER THE                                  SEE REVERSE FOR CERTAIN
LAWS OF THE STATE OF DELAWARE                                 DEFINITIONS


THIS IS TO CERTIFY THAT




is the owner of


fully paid and non-assessable shares, $.001 par value, of the COMMON STOCK of

                                  iPARTY CORP.

(hereinafter called "Corporation"), transferable on the books of the Corporation in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.



Dated:

                                    iPARTY CORP.
                                     CORPORATE
                                       SEAL
     /s/ Daniel I. De Wolf             1998          /s/ Sal V. Perisano
                                     DELAWARE
            SECRETARY                                CHIEF EXECUTIVE OFFICER



COUNTERSIGNED AND REGISTERED:
     CONTINENTAL STOCK TRANSFER & TRUST COMPANY
               (Jersey City, NJ)
                                TRANSFER AGENT
                                 AND REGISTRAR
     BY
                            AUTHORIZED OFFICER

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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

                                         UNIF GIFT MIN ACT ______Custodian______
TEN COM - as tenants in common                             (Cust)        (Minor)
TEN ENT - as tenants by the entireties       under Uniform Gifts to Minors
JT TEN  - as joint tenants with right      Act____________________________
          of survivorship and not as                   (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.


For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------


________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated______________


                                        ________________________________________
                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature Guaranteed:


________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.